UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 10, 2008, the Compensation Committee of the Board of Directors of Sunrise Telecom Incorporated (the “Company”) completed its annual performance and compensation review of the Company’s executive officers. The Compensation Committee approved payments to the executive officers under the Company’s Management by Objective Plan for 2007, set base salaries for 2008, and approved 2008 target bonuses and performance objectives for the executive officers under the Management by Objective Plan.

2007 Bonuses – Management by Objective Plan

The Compensation Committee approved bonuses to the individuals and in the amounts listed below, based on their accomplishment of individual performance objectives. Messrs. Marshall and Beenen, who were eligible to receive bonuses based on their achievement of individual performance objectives, elected not to receive any such bonus. The portion of target bonuses dependent upon Company performance relative to financial targets was not earned.

Executive Officer	Title	2007 Bonus
Paul A. Marshall	Chief Executive Officer and President	$0
Gerhard Beenen	President and General Manager, Telecom Products Group	$0
Richard Kent	Chief Financial Officer	$20,700
Kirk O. Williams	Chief Legal and Compliance Officer, Secretary	$24,000

Mr. Heintz, who did not participate in the 2007 Management by Objective Plan, received commissions totaling $108,342 in 2007 and 2008 for sales occurring in 2007, based on the Company’s sales and margins.

2008 Base Salaries

The Compensation Committee also approved 2008 annual base salaries for the Company’s executive officers, effective as of January 7, 2008, as follows:

Executive Officer	Title	2008 Base Salary
Paul A. Marshall	Chief Executive Officer and President	$345,000
Gerhard Beenen	President and General Manager, Telecom Products Group	$235,000
Richard Kent	Chief Financial Officer	$234,600
Robert Heintz	Vice President, World Wide Sales and Marketing	$208,000
Kirk O. Williams	Chief Legal and Compliance Officer, Secretary	$206,000

2008 Management by Objective Bonuses and Performance Measures

The Compensation Committee also approved cash bonus arrangements for executive officers.

Messrs. Marshall, Kent and Williams participate in the Management by Objective Plan and will be paid based on their performance relative to individual objectives, as well as based on Company performance relative to a revenue target and a net income target for 2008. A description of the cash incentive arrangements for Messrs. Marshall, Kent and Williams is attached as exhibit 99.1 to this report and incorporated herein by reference.

Mr. Beenen participates in the Management by Objective Plan and will be paid based on his performance relative to individual performance objectives, as well as based on product group performance and Company performance. A description of the cash incentive arrangement for Mr. Beenen is attached as exhibit 99.2 to this report and incorporated herein by reference.

Mr. Heintz does not participate in the Management by Objective Plan but will be paid commission-based incentive compensation calculated and paid monthly on Company margins and sales, with a commission target of $120,000 at our targeted worldwide sales for 2008. The Compensation Committee in its discretion may award Mr. Heintz an extra bonus based on Company performance above targets, not to exceed two times his annual base salary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Title
99.1	Description of 2008 executive cash incentive arrangements for Paul Marshall, Richard Kent and Kirk Williams

99.2	Description of 2008 cash incentive arrangements for Gerhard Beenen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: March 14, 2008	By:	/s/ Paul A. Marshall
Paul A. Marshall President And Chief Executive Officer